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                                                                     EXHIBIT 2.7



                             CONSULTING AGREEMENT


     This CONSULTING AGREEMENT ("Agreement") is made and entered into as of February 18, 1998, between and among AD ART DISPLAYS, INC., a Florida corporation (the "Company"), and LOU A. PAPAIS ("Consultant").

                                   RECITALS:
                                   ---------

     The Employee presently serves as a consultant to Company, a wholly-owned subsidiary of La-Man Corporation ("Parent");

     The Company desires that the Consultant continue to serve in a consulting capacity to the Company, and the Consultant desires to continue to serve in such capacity, pursuant to this agreement;

     NOW, THEREFORE, the Company and the Consultant, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. In addition to other terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly requires otherwise:

     1.01 "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.02 "CAUSE" shall mean: (a) the repeated failure of the Consultant to observe or perform any of the material terms or provisions of this Agreement, which failure continues after written notice to the Consultant and remains uncured for a period of 10 days following such written notice, except that there shall be no cure period with respect to any violation of Section 7 or Section 8 hereof; (b) misappropriation of funds, or willful dishonesty towards, fraud upon, or willful misconduct of a material nature to the injury of, the Company or its Affiliates; (c) commission of a felony or other crime involving moral turpitude; or (d) habitual insobriety or abuse of controlled substances.

     1.03 "CONSULTING FEE" shall mean the consulting fee specified in Section 5.
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     1.04 "NOTICE OF TERMINATION" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) briefly summarizes the facts and circumstances deemed to provide a basis for termination of this Agreement under the provision so indicated and (c) specifies the Termination Date. The Termination Date so specified shall be (i) a date not less than 60 days from the delivery of such Notice of Termination to the Consultant (in the case of termination by the Company other than for Cause), (ii) a date not more than 30 days after the delivery of such Notice of Termination to the Company (in the case of termination by the Consultant) or (iii) the date of receipt of such Notice of Termination by the Consultant (in the case of termination by the Company for Cause).

     1.05 "PERSON" shall mean any individual, firm, corporation, partnership or other entity.

     1.06 "TERMINATION DATE" shall mean the date required to be specified in the Notice of Termination, or the last day of the Consulting Term (as hereinafter defined).

2.   CONSULTING TERM.

     2.01 CONSULTING TERM. The consulting term under this Agreement shall
          ---------------
commence as of the date hereof (the "Effective Date"), and shall continue until February 18, 2001 (the "Consulting Term").

     2.02 TERMINATION.  The Consulting Term may be terminated only in accordance
          -----------
with Section 10 hereof.

3. DUTIES AND RESPONSIBILITIES. Unless modified by mutual written consent, the Consultant shall perform such services and discharge such duties and responsibilities as may be prescribed from time to time by the Board of Directors of the Company (the "Board") or such other persons as may be designated by the Board; provided, however, that the services performed by, and the duties and responsibilities of, the Consultant shall be consistent with those usually associated with the position of consultant. The Consultant shall serve in the capacities, titles and positions with respect to the Company, and perform all duties and accept all responsibilities incidental to any such capacities, titles and positions, as the Board may reasonably direct in conformity with the foregoing sentence.

4. EXTENT OF SERVICE. The Consultant shall devote a minimum of three (3) days per week to the business of the Company. The Consultant shall not be precluded from engaging in any other business or activity, whether or not for profit, provided that such other business or activity does not interfere with the performance by the Consultant of his obligations under this Agreement. As soon as practicable following the Effective Date and for so long as this Agreement remains in effect, Parent shall use its reasonable best efforts to cause Consultant to be nominated and elected to the Board of Directors of Parent.

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5.   CONSULTING FEE.  For all the services to be performed by the Consultant hereunder, the Company shall pay the Consultant an annual Consulting Fee of $100,000. Such Annual Consulting Fee shall be payable in equal monthly installments.

6.   BUSINESS EXPENSES; OTHER BENEFITS.

     6.01 COMPANY AUTO.  At Consultant's option, the Company will supply the
          ------------
Consultant with a leased Lincoln Town Car or equivalent vehicle, or a $600 per month auto expense allowance.

     6.01 BUSINESS EXPENSES. The Company will reimburse the Consultant for
          -----------------
Company auto operating expenses and for all other ordinary, necessary and reasonable out-of-pocket business expenses incurred by Consultant in connection with his performance of services hereunder in accordance with the Company's expense approval procedures in effect from time to time.

     6.02 OTHER BENEFITS.  The Company will provide the Consultant with such
          --------------
individual and dependant group medical insurance coverage as is or may in the future be provided by the Company to its consultants in accordance with the Company's policies.

7. CONFIDENTIAL INFORMATION. The Consultant acknowledges that, by reason of his service to the Company, he will have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products, developments, improvements, methods of operation, sales and profit figures, customer and client lists and relationships between the Company and its Affiliates and their agents, customers, clients, suppliers and others who have business dealings with them (collectively, "Confidential Information"). The Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and its Affiliates and, in consideration of the benefits specified in this Agreement, covenants that, both during and after the Termination Date, he will not use any Confidential Information or disclose any Confidential Information to any Person (except as his duties as an employee of the Company or any Affiliate may require) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section shall not apply to information which becomes generally known in the industry through no act of the Consultant in breach of this Agreement or to information which the Consultant is legally compelled to disclose pursuant to subpoena, civil investigative demand or similar process (in such event, the Consultant promptly shall provide the Company with written notice thereof in order to allow the Company to seek a protective order or other appropriate remedy).

8. NON-COMPETITION. The Consultant acknowledges that he will have access to specialized knowledge and experience in the business of the Company and its Affiliates and that if his knowledge, experience, reputation or contacts are used by or on behalf of the Consultant to compete with the Company or its Affiliates or to solicit employees or agents away from the Company or its Affiliates, serious harm to the Company and its Affiliates may result. In consideration of the benefits specified in this Agreement, the Consultant agrees that during the

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Consulting Term and for a period of three (3) years after the Termination Date, subject to the performance by the Company of its obligations under Section 10 hereof (whether prior to, or as the result of, expiration of the Consulting
Term), the Consultant shall not, unless acting pursuant hereto or with the prior written consent of the Board, directly or indirectly, render any services of a business, commercial, or professional nature to any Person, whether for compensation or otherwise, within the United States or elsewhere in competition with the Company or its Affiliates or which is in conflict with the Company's or its Affiliates' interests, or solicit for employment or in any other fashion hire any of the employees or agents of the Company or its Affiliates or, with respect to the three-year period referred to above, any person who was an employee or agent of the Company or its Affiliates at any time within six months prior to the termination of consultancy hereunder; provided, however, that this provision shall terminate in the event this Agreement is terminated by the Company in violation of Section 10 hereof. For the purpose of this Section 8, the phrases "in competition with" and "in conflict with" shall not be deemed to apply to any Person whose activities do not involve similar lines of business now or hereafter undertaken by the Company or any Affiliate. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

9. EQUITABLE RELIEF. The Consultant acknowledges that the restrictions contained in Sections 7 and 8 hereof are, in view of the nature of the business of the Company and its Affiliates, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Consultant also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Consultant further irrevocably submits to the jurisdiction of any California court or Federal court sitting in the Eastern District of California over any suit, action or proceeding arising out of or relating to this Section 9. The Consultant hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Consultant by mail under the notice provisions contained in Section 13 hereof.

10.  TERMINATION.

     10.01  TERMINATION WITHOUT CAUSE.  The Company shall have the right to
            -------------------------
terminate this Agreement prior to expiration of the Consulting Term only as follows:

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            (a) As the result of partial or total disability as provided in
Section 10.02 hereof ;

            (b) Upon death of the Consultant as provided in Section 10.03 hereof;

            (c) For Cause as provided in Section 10.04 hereof;

            (d) Upon breach by the Consultant of his obligations under Section 7 or Section 8 hereof; or

            (e) For any other, or for no, reason; provided that on or as soon as practicable following the Termination Date, the Company pays to the Consultant as severance, less withholding required by law (if any), in a single lump sum or, at the Company's option, in equal installments corresponding to what would have been the Consultant's regular pay dates and amounts, an amount equal to the Consulting Fee that would have otherwise have been payable to the Consultant for the remainder of the Consulting Term.

The Consultant acknowledges and agrees that the Company shall have no obligation to pay any severance or other compensation to the Consultant upon termination by the Company for Cause or in the event the Consultant elects to terminate this Agreement other than as the result of the failure of the Company to perform its obligations under this Section 10.

     10.02  PARTIAL OR TOTAL DISABILITY.  In the event that the Consultant is
            ---------------------------
unable to perform his duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six consecutive months (herein defined as a "Disability") (during which time, if during the Consulting Term, he shall be entitled to receive payments of the difference between the Consulting Fee during such time, or portion thereof, and the payments to which the Consultant is entitled pursuant to any applicable disability insurance policy (less withholding required by law), each such payment calculated and payable at the times corresponding to what would have been the Consultant's regular pay dates during such time), this Agreement may be terminated by the Company and the Company shall have no further liability or obligation hereunder to the Consultant except for unpaid Consulting Fees accrued through the date of termination. The Consultant agrees, in the event of any dispute under this Section 10.02, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company.

     10.03  DEATH.  In the event that the Consultant dies, this Agreement shall
            -----
terminate and thereafter the Company shall have no liability or obligation to the Consultant, his executors, administrators, heirs, assigns or any other person claiming under or through him except for unpaid Consulting Fees accrued to the date of his death. Such payments shall be made to the Consultant's surviving spouse, or if none, to the Consultant's surviving children, and the surviving issue of deceased children, in equal shares per stirpes, or if none, to the Consultant's estate.

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     10.04  CAUSE.  Nothing in this Consulting Agreement shall be construed to
            -----
prevent the termination of this Agreement by the Company at any time for Cause. Such termination for Cause shall not be effective until delivery to the Consultant of a written decision of the Board (after reasonable notice in writing to the Consultant of the basis for such termination and an opportunity for the Consultant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Consultant committed conduct constituting Cause and specifying the particulars thereof in conformity with the requirements for a Notice of Termination.

     10.05  EFFECT OF TERMINATION.  In the event of a termination of this
            ---------------------
Agreement, upon the satisfaction and performance by the Company of its obligations under Section 10 hereof, the Company and its Affiliates and their respective shareholders, directors, officers, and employees, shall be deemed fully released by the Consultant from any and all claims, rights, demands, actions, obligations, and causes of action of any and all kind, nature, and character, known or unknown, which the Consultant may now have or may have had against the Company or any predecessor to the termination of employment, including, but not limited to, any claims to any federal or state agencies, or lawsuits in federal or state courts against the Company alleging discrimination (including, but not limited to, claims arising under the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the Civil Rights Act of 1991), workers' compensation claims, any claim related to employment contracts, express or implied, or any other claims related to Consultant's employment or association with the Company or the circumstances surrounding Consultant's employment or association with the Company, or the termination thereof.

     10.06  RETURN OF COMPANY PROPERTY. Promptly following the Termination Date,
            --------------------------
the Consultant shall turn over and surrender to the Company all property of the Company then in his possession, including without limitation Company automobiles, automobile keys and office keys, credit cards, debit cards, telephone calling cards, and all business and financial records, statements, memoranda, notebooks, correspondence and other documentation, and the Consultant shall not retain in his actual or constructive possession copies or reproductions of any of said items of property or information without the prior written approval of the Company, the Consultant hereby acknowledging that all of said items are and shall remain the sole and exclusive property of the Company and that following the Termination Date the Consultant shall not have any ownership interest in or right to use, either for his personal benefit or the benefit of others, any of such items of property or information.

11. INDEPENDENT CONTRACTOR STATUS. The relationship of the Consultant to the Company under this Agreement is that of an independent contractor, and not that of an employee of the Company. The Company shall have no obligation to provide to the Consultant, and shall not provide, any workers' compensation coverage or life, or other benefits provided by the Company to its employees generally, other than medical coverage. The Consultant shall be solely responsible for paying and the Company shall have no responsibility or obligation to withhold, any FICA tax or any federal, state, or local unemployment insurance, income tax, or

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other taxes or similar charges or assessments of any nature whatsoever incurred or payable as the result of the performance by the Consultant of his obligations under this Agreement.

12. SURVIVAL. Notwithstanding the termination of the employment relationship between the parties hereto, the obligations of the Consultant under Sections 7, 8, 9, 10.05 and 10.06 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against the Consultant pursuant to the provisions of Section 9 hereof. In addition to and not in limitation of the provisions of the preceding sentence, notwithstanding any such termination of the employment relationship between the parties hereto, obligations of the Company under this Agreement that are intended pursuant to the terms hereof to survive any such termination shall survive and remain in full force and effect and such obligations shall be enforceable by the Consultant in accordance with the provisions of this Agreement.

13. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

            If to Consultant, to:

                 Lou A. Papais
                 3133 North Ad Art Road
                 Stockton, CA  95215


            with a copy to:

                 Blair M. White
                 Attorney at Law
                 46 Forest Meadows Drive
                 Murphys, CA  95247



            If to the Company, to:

                 Ad Art Displays, Inc.
                 5029 Edgewater Drive
                 Orlando, FL  32810

                 Attention:  J. William Brandner
                             Chairman

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

            with a copy to:

                 Marshall S. Harris, Esq.
                 Broad and Cassel
                 390 N. Orange Ave., Suite 1100
                 Orlando, FL 32801

or to such other names or addresses as the Company, Parent or the Consultant, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

14. REVIEW. The Consultant represents and acknowledges that (a) he has been advised by the Company to consult his own legal counsel with respect to this Agreement and (b) he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

15. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed and interpreted under, the laws of the State of California without giving effect to any conflict of laws provisions. Venue for any action by the parties to enforce this Agreement shall be as provided in Section 9 hereof.

16. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or existing employment or consulting agreements between the Company and the Consultant or his Affiliates, including without limitation Canterbury Properties, Inc., and the Consultant hereby releases and forever discharges the Company, Parent and all of their respective Affiliates, shareholders, directors, officers, employees and agents from any and all claims for additional fixed or incentive compensation or other benefits, or other claims or causes of action of any nature whatsoever arising out of or in connection with or under any and all such other agreements, it being the mutual intent of the Company, Parent and the Consultant that any and all such agreements are superseded in their entirety by this Agreement. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall not be assignable in whole or in part by the Consultant. The Consultant acknowledges that, from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

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

17. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. ENFORCEMENT; NO MITIGATION; NON-EXCLUSIVITY. Any party to this Agreement that is required to incur any expenses associated with the enforcement of such party's rights under this Agreement, whether by arbitration, litigation, other legal action or otherwise, shall be entitled, upon successfully enforcing any such rights, to recover from the party against whom such rights were successfully enforced all such costs and expenses (including all reasonable attorneys' fees and expenses). For purposes of this Section 18, "successfully enforcing" shall mean the attainment of a final and binding determination pursuant to any arbitration, litigation, or other legal action awarding damages, equitable relief or other relief for the enforcement of the rights of any party hereunder.

19. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient or necessary.

20. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written.


                                 AD ART DISPLAYS, INC.

                                 By:    /s/ J. William Brandner
                                     --------------------------
                                 Name: J. William Brandner
                                 Title: Chairman


                                     /s/ Lou A. Papais
                                 --------------------
                                 LOU A. PAPAIS

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